Exhibit 99.1

CEO/CFO Certification under Section 906 of Sarbanes-Oxley Act of 2002

August 8, 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Stonehaven Realty Trust.

STONEHAVEN REALTY TRUST
	By:	/s/ Duane H. Lund
Date: August 8, 2002		Duane H. Lund
Chief Executive Officer
Chief Accounting Officer